Exhibit 16.1

Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals


Reply: R.D. Miller


                                                              September 28, 2006




Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549


Dear Sirs:

     Re:  Gemco Minerals Inc.



     We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on September 26, 2006, to be filed by our former client, Gemco Minerals Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.





                                           Cinnamon Jang Willoughby & Company
                                           Chartered Accountants


                                           /s/ "Ron Miller"
                                           ----------------
                                           Per: R.D. Miller Inc.





MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 1N2.
Telephone: +1 604 435 4317. Fax: +1 604 435 4319.
HLB Cinnamon Jang Willoughby & Company is a member of International. A world-wide organization of accounting firms and business advisors




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